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                                                                    EXHIBIT 3.69


                           ARTICLES OF INCORPORATION

                                      OF

                         BENECO ELECTRIC, INCORPORATED

                          * * * * * * * * * * * * * *

KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, natural persons of the age of twenty-one or more, for the purpose of organizing a corporation pursuant to the Utah Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE I

                              Name of Corporation
                              -------------------

     The name of the corporation is BENECO ELECTRIC, INCORPORATED.

                                  ARTICLE II

                                   Existence
                                   ---------

     The existence of the corporation shall be perpetual unless dissolved according to law.

                                  ARTICLE III

                                    Purpose
                                    -------

     The general nature of the business to be transacted by the corporation and the purposes for which the corporation is organized are as follows:

     (a) To engage in the business of electrical and/or general contracting.

     (b) To acquire by purchase, lease or otherwise, to hold, own, deal in or with, and otherwise manage and operate, sell, transfer, rent, lease, mortgage, pledge, and otherwise dispose of, or encumber any and all classes of property whatsoever, whether real or personal, or any interest therein, as principal, agent, broker or dealer.
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     (c) To establish, organize, coordinate, direct, manage or otherwise control corporations, partnerships, and all other lawful businesses or business entities permitted under the laws of the State of Utah. The corporation may provide counseling services for such business or individuals, but it will not act as an investment advisor.

     (d) To acquire by purchase, assignment, grant, license or otherwise, to apply for, secure, lease or in any manner obtain to develop, hold, own, use, exploit, operate, enjoy and introduce, right of all kinds in respect of, or otherwise dispose of to secure to it the payment of agreed royalties or other consideration, and generally to deal in and with and turn to account for any or all purposes, either for itself or as nominee or agent for others:

         (1) Any and all inventions, devices, processes, discoveries and formulas, and improvements and modifications thereof and rights and interest therein.

         (2) Any and all letters patent or applications for letters patent of the United States of America or any other country, state, or locality or authority and any and all rights, interests and privileges connected therewith or incidental or appertaining thereto.

         (3) Any and all copyrights granted by the United States or any other country, state, locality or authority, and any and all rights, interests, and privileges connected therewith or appertaining thereto; and

         (4) Any and all trademarks, trade names, trade symbols, labels, designs and other indicates of origin and ownership granted by or recognized under the laws of the United States of America or any other country, state, locality or authority, connected therewith or incidental or appertaining thereto.


     (e) To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, script, warrants, rights, bonds, debentures, notes, trust receipts, and other securities,
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obligations, chosen in action and evidence of indebtedness or interest issued or created by any corporation, joint stock companies, syndicated, associations, firms, trusts or persons, public or private, or by the government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all things and acts necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     (f) To acquire, and pay for in case, stock or bonds of this corporation or otherwise, and the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm association or corporation.

     (g) To borrow or raise moneys for any of the purposes of the corporation and, from time to tine without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and any of the interest thereon by mortgage upon or pledge, conveyance of assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     (h) To loan to any person, firm or corporation, any of its surplus funds, either with or without security.

     (i) To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and
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provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     (j) To have one or more office, to carry on all of or any of its operations and business and without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, or territories of the United States, in any and all foreign countries, subject to the laws of such states, districts, territories, or countries.

     (k) To enter into joint ventures and partnerships with individuals, associations and/or other corporations.

     (l) In general to do any and all things that are incidental and conducive to the attainment of any above object and purpose, to the same extent as natural persons might or could do, which now or hereafter may be authorized by the laws of the United States and the State of Utah, as the Board of Directors may deem to the advantage of the corporation.

                                  ARTICLE IV

                                 Capital Stock
                                 -------------

     The aggregate number of shares which this corporation shall have authority to issue is (5,000,000) shares of common voting stock, par value One Cent ($.01) per share. All stock of the corporation shall be of the same class and have the same rights and preferences. There shall be no pre-emptive rights.

                                   ARTICLE V

                            Minimum Paid in Capital
                            -----------------------

     The corporation shall not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received by it for the issuance of such shares.
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                                  ARTICLE VI

                          Registered Office and Agent
                          ---------------------------

     The address of this corporation's initial registered office and the name of its original registered agent at such address is:

               Benny Smith
               3881 South 6000 West
               Hunter, Utah 84120

                                  ARTICLE VII

                          Initial Board of Directors
                          --------------------------

     The number of directors constituting the initial board of directors of the corporation is three (3) and the names and addresses of persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

          NAME                     ADDRESS
          ----                     -------

          Benny Smith              3881 South 6000 West
                                   Hunter, Utah 84120

          Jo Ann Smith             3881 South 6000 West
                                   Hunter, Utah 84120

          Henry K. Bertoch         5872 West 3500 South
                                   Hunter, Utah 84120

                                 ARTICLE VIII

                                   Officers
                                   --------

     Officers of this corporation shall include a President, one or more Vice Presidents, a Secretary and a Treasurer. The President, Vice President or Vice Presidents, the Secretary and the Treasurer shall be elected by the Board of Directors and may, but need not be, elected from the members of the Board.

                                  ARTICLE IX

                          Non-Assessability of Stock
                          --------------------------

     Shares of stock of this corporation shall be issued fully paid and shall be non-assessable for any purpose. The private property of the stockholders shall not be liable for the debts, obligations or liabilities of this corporation.

                                   ARTICLE X

                                Indemnification
                                ---------------

     Any person made a part or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was a director, officer, or employee of the corporation, or of any corporation which he, the testator, or intestate serves as such at the request of the corporation shall be indemnified by the corporation against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit, or proceeding and in connection with or resulting from any appeal therein, except with respect to matters as to which it is adjudged in such action, suit, or proceeding that such officer, director, or employee was liable to the corporation, or to such other corporation, for negligence or misconduct in the performance of his duty. As used herein the term "expense" shall include all obligations incurred by such person for the payment of money, including without limitation attorney's fees, judgments, awards, fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any such action, suit, or proceeding, except amounts paid to the corporation or such other corporation by him. A judgment or conviction whether based on a plea of guilty or nolocontendre or its equivalent or after trial shall not of itself be deemed an adjudication that such director, officer, or employee is liable to the corporation, or such other corporation, for negligence or misconduct in the performance of his duties.

Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth from time to time in the By-Laws or by any of the following procedures:

     (a) Order of the Court or administrative body or agency having jurisdiction of the action, suit, or proceeding;

     (b) Resolution adopted by a majority of the quorum of the Board of Directors of the corporation without counting in such majority or quorum any directors who have incurred expenses in connection with such action, suit or proceeding;

     (c) If there is no quorum of directors who have not incurred expenses in connection with such action, suit, or proceeding, then by resolution adopted by a majority of the committee of stockholders and directors by the Board of Directors;

     (d) Resolution adopted by a majority of the quorum of the Directors entitled to vote at any meeting; or

     (e) Order of any Court having jurisdiction over the corporation. Any such determination that a payment by way of indemnity should be made will be binding upon the corporation, such right of indemnification shall not be exclusive of any other right which such directors, officers, and employees of the corporation and the other persons above-mentioned may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Laws, Agreements, vote of stockholders, provision of law, or otherwise as well as their rights under this Article. The provisions of this Article shall apply to any member of any committee appointed by the Board of Directors as fully as though such persons had been a director, officer or employee of the corporation.

                                  ARTICLE XI

                                 Incorporators
                                 -------------

     The name and address of each incorporator is:


          NAME                     ADDRESS
          ----                     -------

          Benny Smith              3881 South 6000 West
                                   Hunter, Utah 84120

          Jo Ann Smith             3881 South 6000 West
                                   Hunter, Utah 84120

          Henry K. Bertoch         5872 West 3500 South
                                   Hunter, Utah 84120

     IN WITNESS WHEREOF, we the undersigned original incorporators hereinabove named, have hereunto set our hands this 26th day of January, 1979.


                              /s/ Benny Smith
                             ----------------------------------------------

                             /s/ Jo Ann Smith
                             ----------------------------------------------

                             /s/ Henry K. Bertoch
                             ----------------------------------------------

STATE OF UTAH          )
                       : ss.
COUNTY OF SALT LAKE    )


     On the 26th day of January, 1979, personally appeared before me BENNY SMITH, JO ANN SMITH, and HENRY K. BERTOCH who being by me first duly sworn, severally declared that they are the persons who signed the foregoing instrument and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 26th day of January, 1979.

                              /s/ Julie L. Henckle
                              --------------------------------------
                              NOTARY PUBLIC
                              Residing in:  Salt Lake City


My Commission Expires:

     8-8-81
---------------------------

            ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

                        OF BENECO ELECTRIC INCORPORATED

     Pursuant to the provisions of Utah Code Annotated (S) 16-10-54 and 55 of the Utah Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendments to its Articles of Incorporation.

     1.  The name of the corporation is Beneco Electric, Inc.

     2. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on May 4, 1981, in the manner prescribed by the Business Corporation Act:
         "The name of the corporation shall be Beneco Enterprises, Inc."

     3. There are one thousand shares outstanding and entitled to vote, all of which are owned by a single shareholder, Mr. Bennie Smith.

     4. The sole owner of all of the outstanding shares of the stock of the corporation voted for the adoption of the Articles of Amendment to change the name of the corporation as described above. There is no class designation, therefore, there is no reason for analysis of classes which were entitled to vote or which voted for or against the amendment. No reclassification, change, or cancellation of issued shares was affected by the amendment. There was no change of or effect upon the stated capital of the corporation.

     DATED this 5th day of May, 1981


                              Beneco Electric, Inc.
                              Beneco Enterprises, Inc.


                              By  /s/ Bennie Smith
                                ----------------------------------------
                                Bennie Smith
                                Its: President

Attest:


/s/ JoAnn J. Smith
--------------------------
JoAnn J. Smith
Secretary

STATE OF UTAH        )
                     :
COUNTY OF SALT LAKE  )

     Subscribed and sworn to before me this  5th day of May, 1981.


                              /s/  Tari Keiddes
                              ---------------------------------------
                              Notary Public

                              Residing at:     Salt Lake
                                          ---------------------------


My Commission Expires:

      12-7-83
----------------------------